UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/28/2007

John D. Oil and Gas Company
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30502

MD	94-6542723
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8500 Station Street, Suite 345, Mentor, OH 44060
(Address of principal executive offices, including zip code)

440-255-6325
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On August 28, 2007, Great Plains Exploration, LLC ("Great Plains") loaned John D. Oil and Gas Company (the "Company") $500,000 to fund the Company's capital requirements. The loan is evidenced by a cognovit promissory note (the "Note") that is payable on demand and bears interest at the rate of LIBOR plus 1.75% per year.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full and complete terms of the Note, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this Form 8-K is also responsive to Item 2.03 and is incorporated in this Item 2.03 by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Cognovit Promissory Note of John D. Oil and Gas Company dated August 28, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John D. Oil and Gas Company

Date: September 04, 2007	By:	/s/ C. Jean Mihitsch
C. Jean Mihitsch
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Cognovit Promissory Note of John D. Oil and Gas Company dated August 28, 2007